                                                                   Exhibit 10.27


                                    SUBLEASE

      This Sublease is made as of the 11th day of May, 1999, by and between Akzo Nobel CUSI, Inc. a Delaware corporation (hereinafter referred to as "Sublandlord") and Interliant, Inc., a Delaware corporation (hereinafter referred to as "Subtenant") with regard to the following facts.

                                    RECITALS

A. Sublandlord is the Tenant under that certain Agreement of Lease dated August 23, 1991 (the "Master Lease"), with Purchase Corporate Park Associates, a New York partnership (the "Landlord"), (a copy of the Master Lease is attached hereto as Exhibit A and by this reference made a part hereof) concerning approximately 6,105 rentable square feet of office space (the "Premises") located on the first floor of the building, designated Building B in the Master Lease (the "Building") located at Two Manhattanville Road, Purchase, New York.

B. Subtenant desired to sublease from Sublandlord the Premises (which shall be hereafter referred to as the "Subleased Premises") more particularly set forth in the Master Lease, and Sublandlord has agreed to sublease the Subleased Premises to Subtenant upon the terms, covenants and conditions herein set forth.

                                    AGREEMENT

      In consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Sublease - Sublandlord hereby subleases and demises to Subtenant and Subtenant hereby hires and takes from Sublandlord the Subleased Premises.

2. Term - The term of this Sublease (the "Term") shall commence as of June 1, 1999, and shall end, unless sooner terminated as provided in the Master Lease or hereunder on June 30, 2002 ("Expiration Date").

3. Rent - The fixed annual rent during the term of this Sublease is $156,900 payable monthly in advance on the first day of a month in the amount of $13,075. Subtenant shall also be responsible to reimburse Sublandlord for all (i) electricity charges incurred by Subtenant at the Premises pursuant to Article 12 of the Master Lease which is presently submetered (ii) tax escalation charges billed by the Landlord pursuant to Article 3 of the Master Lease (the tax escalation charges for the first Tax Year of the Sublease shall be prorated)
(iii) expense escalation charges billed for the period commencing June 1, 1999 by the Landlord pursuant to Article 4 of the Master Lease and (iv) any other charges billed by the Landlord pursuant to the Master Lease.
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4. Security Deposit -

      4.1 On the signing of this Sublease, Subtenant shall deposit with Sublandlord as security for the Subtenant's faithful performance of all the terms and conditions of this Sublease and of the Master Lease, including the obligation to pay rent, cash in the amount of $ 78,450.00 ("Security Deposit"). During the term of this Sublease and provided Subtenant is not then in default of any of the terms hereof, Subtenant may replace all or a portion of the Security Deposit with a letter of credit, provided the terms of such letter of credit comply with the provisions of Section 4.3 below. Sublandlord will pay Subtenant interest at the rate of 6% per year on the Security Deposit which is being held in cash. Sublandlord shall make this interest payment annually. If on April 30, 2002, Sublandlord is holding three (3) or more months base rent in cash as Security Deposit, Sublandlord will withdraw from the Security Deposit sufficient funds to apply to the last two (2) month's base rent provided (i) Subtenant is not then in default of this Sublease and (ii) Sublandlord has no reasonable concern that the remaining Security Deposit would be insufficient to pay any and all amounts due by Subtenant pursuant to this Sublease.

      4.2 On or about May 1, 2000 and/or May 1, 2001, Subtenant may request permission of Sublandlord to reduce the Security Deposit to 3 month's base rent (i.e. $39,225) effective June of 2000 or June of 2001 respectively. In making its request to reduce the Security Deposit, Subtenant shall provide to Sublandlord current financial statements of Subtenant and other information as reasonably requested by Sublandlord. If Sublandlord in its discretion, determines that Subtenant's then current financial condition and performance under the Sublease is such that a Security Deposit of 6 month's rent is no longer necessary to protect Sublandlord, Sublandlord may reduce the Security Deposit to an amount equivalent to 3 month's base rent. If reduced by Sublandlord, Subtenant may elect to have the reduced Security Deposit be in the form of cash or a letter of credit, for all or part of the Security Deposit.

      4.3 Any letter of credit provided by Subtenant hereunder shall, (i) expire no earlier than July 31, 2002, (ii) be drawn on Chase Manhattan Bank, N.A. or such other financial institution reasonably satisfactory to Sublandlord, (iii) require such financial institution to notify Sublandlord not less than sixty
(60) days before termination, for any reason, of the letter of credit, (iv) provide for the Sublandlord to draw on the letter of credit in any amount up to and including the full amount of the letter of credit on notice to the financial institution as provided in the form of letter of credit annexed hereto as Exhibit B, (v) and contain such other terms as mutually agreed upon substantially in the form attached hereto as Exhibit B. If Subtenant shall default beyond any applicable notice and cure periods as defined herein with respect to any term and condition hereunder then the Security Deposit or any part thereof may be applied by Sublandlord (but Sublandlord shall not be obligated to do so) to the actual damages sustained by Sublandlord by reason thereof. No such application shall be construed as an agreement to limit the amount of Sublandlord's claim or, as a waiver of any damage or release of any indebtedness of Sublandlord's claim not recovered in full from the Security Deposit. If Sublandlord has so applied all or any part of the Security Deposit, Sublandlord shall have the right (but not the obligation) at any time thereafter to demand that Subtenant pay to Sublandlord a sum equal to the amounts so applied so that Sublandlord will always be in possession of a sum equal to the amount of the Security Deposit. Subtenant shall make each such remittance within thirty (30) days following such demand by Sublandlord. Said remittance shall thereupon constitute a part of


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the Security Deposit subject to the terms and provisions hereof. The failure of
Subtenant to make any such requested remittance within such thirty (30) day period, and after any applicable notice and cure period, may be treated by Sublandlord as a failure by Subtenant to make timely payments of rent and as an event of default.

5. Furniture Lease - Sublandlord hereby leases to Subtenant and Subtenant hereby hires and takes from Sublandlord the furniture ("Furniture") currently located in the Premises ("Furniture Lease") set forth on the form entitled "Inventory of Furniture" attached hereto as Exhibit C. The terms of the Furniture Lease are as follows:

      5.1 The Furniture is being leased "AS IS WHERE IS" with no warranties being made by Sublandlord other than that the Furniture is owned by Sublandlord and is fully paid for, and that the Furniture is not encumbered by any liens, security interests or other encumbrances.

      5.2 The one-time lease payment for the Furniture will total $75,000 payable upon execution of this Sublease. Subtenant will also pay to Sublandlord the sales tax due upon this Furniture Sublease in the amount of 6.75% (i.e. $5,062.50) upon execution of this Sublease. Sublandlord will properly remit the sales tax to the proper New York State taxing authorities.

      5.3 The term of the Furniture Lease will be coterminous with the term of this Sublease. Should Sublandlord terminate the Sublease pursuant to Section 9.7 hereof because of a default by Subtenant after all applicable notice and grace periods in the Sublease, Subtenant will consequently be in default of the Furniture Lease and the Furniture Lease will terminate.

      5.4 During the term of the Furniture Lease Subtenant agrees to take good care of and properly maintain the Furniture. At the termination of the Furniture Lease, the Furniture must be in the same condition as of the commencement of the Furniture Lease, normal wear and tear excepted.

      5.5 Subtenant shall execute any documents and forms reasonably required by Sublandlord to file a security interest in the Furniture.

      5.6 Provided Subtenant is not then in default, after all applicable notice and grace periods of any of its obligations set forth in the Sublease, on June 30, 2002 Subtenant may purchase the Furniture for the sum of $1.00. Upon payment of said $1.00, title to the Furniture will automatically be transferred and assigned to Subtenant without any further action on the part of either party. Notwithstanding the foregoing, a bill of sale in the form attached hereto as Exhibit D will be executed by Sublandlord and delivered to Subtenant upon said payment. Sublandlord's failure to deliver the bill of sale shall not adversely affect good title to the Furniture being conveyed to Subtenant.

6. Use - Subtenant covenants and agrees to use the Subleased Premises in accordance with Article 5 of the Master Lease and for no other purpose and otherwise in accordance with the terms and conditions of the Master Lease and this Sublease.


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7. Master Lease - As applied to this Sublease, the words "Landlord" and "Tenant"
as used in the Master Lease shall be deemed to refer to Sublandlord and Subtenant hereunder, respectively. Subtenant and this Sublease shall be subject in all respects to the terms of, and the rights of the Landlord under, the Master Lease. Except as otherwise expressly provided in this Sublease, the covenants, agreements, terms, provisions and conditions of the Master Lease insofar as they relate to the Subleased Premises and insofar as they are not inconsistent with the terms of this Sublease are made a part of and incorporated into this Sublease as if recited herein in full, and the rights and obligations of the Landlord and the Tenant under the Master Lease shall be deemed the rights and obligations of Sublandlord and Subtenant respectively hereunder and shall be binding upon and inure to the benefit of Sublandlord and Subtenant respectively. As between the parties hereto only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease shall control. Notwithstanding anything to the contrary herein, (i) Subtenant is not granted and shall not have any greater rights under this Sublease than Sublandlord has under the Master Lease and (ii) Subtenant's rights and obligations pursuant to the Master Lease shall commence upon the commencement date of the term of this Sublease and terminate upon expiration of the Sublease except as to acts, omissions or occurrences arising during the term of the Sublease.

8. Landlord's Performance Under Master Lease

      8.1 Subtenant recognizes that Sublandlord is not in a position to render any of the services or to perform any of the obligations required of Sublandlord by the terms of this Sublease. Therefore, notwithstanding anything to the contrary contained in this Sublease, Subtenant agrees that performance by Sublandlord of its obligations hereunder are conditional upon due performance by the Landlord of its corresponding obligations under the Master Lease and Sublandlord shall not be liable to Subtenant for any default of the Landlord under the Master Lease. Subtenant shall not have any claim against Sublandlord by reason of the Landlord's failure or refusal to comply with any of the provisions of the Master Lease unless such failure or refusal is a result of Sublandlord's act or failure to act. This Sublease shall remain in full force and effect notwithstanding the Landlord's failure or refusal to comply with any such provision of the Master Lease and Subtenant shall pay the base rent and additional rent and all other charges provided for herein without any abatement, deduction or setoff whatsoever. Notwithstanding the foregoing, if Landlord defaults in any of its obligations under the Master Lease, Subtenant shall be entitled to participate with Sublandlord in any action or proceeding undertaken by Sublandlord in the enforcement of Sublandlord's rights against Landlord. If Sublandlord elects not to take action or proceeding, whether legal action or otherwise, for the enforcement of Sublandlord's rights against Landlord, it shall notify Subtenant in writing and thereafter Subtenant shall have the right to take such action or proceeding in its own name and for that purpose and only to such extent, all the rights of Sublandlord under the Lease with respect to the Subleased Premises shall be and are hereby conferred upon and assigned to Subtenant, and Subtenant shall be subrogated to such rights to the extent they apply to the Subleased Premises. Subtenant shall protect, defend, indemnify and hold Sublandlord harmless from all claims, costs and liabilities, including attorney' fees and costs, arising out of or in connection with any such action or proceeding by Subtenant. Subtenant covenants and warrants that it fully understands and agrees to be subject to and abide by all of the covenants, agreements, terms, provisions and conditions of the Master Lease during the term of this Sublease, except as modified herein.


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

Furthermore, Subtenant and Sublandlord further covenant not to take any action or do or perform any act to fail to perform any act which would result in the failure or breach of any of the covenants, agreements, terms, provisions or conditions of the Master Lease on the part of the Tenant thereunder.

      8.2 Whenever the consent of Landlord shall be required by, or Landlord shall fail to perform its obligations under, the Master Lease, Sublandlord agrees to use its good faith efforts to obtain, at Subtenant's sole cost and expense, such consent and/or performance on behalf of Subtenant.

      8.3 Sublandlord represents and warrants to Subtenant that the Master Lease is in full force and effect and that to its knowledge, neither the Landlord or Sublandlord is now in breach of any provisions of said Master Lease and that the rent and additional rent due thereunder has been paid through May 30, 1999.

      8.4 Copies of any and all notices of default delivered to or from Landlord and to or from Sublandlord concerning the Master Lease, shall be delivered to Subtenant in accordance with Section 9.3 hereof within two (2) business days of Sublandlord's delivery or receipt thereof, as the case may be.

9. Variations from Master Lease - The following covenants, agreements, terms, provisions and conditions of the Master Lease are hereby modified or not incorporated herein.

      9.1 The parties hereto represent and warrant to each other that neither party dealt with any broker or finder in connection with the consummation of this Sublease other than Benson Commercial Realty, Inc. ("Benson"), and each party agrees to indemnify, hold and save the other party harmless from and against any and all claims for brokerage commissions or finder's fees, other than to Benson, arising out of either of their acts in connection with this Sublease. The provisions of this Section 9.1 shall survive the expiration or earlier termination of this Sublease. Commission due to Benson is the subject of a separate agreement and the responsibility of Sublandlord and Sublandlord shall indemnify and hold Subtenant harmless from and against any claims, costs (including reasonable attorneys' fees) or causes of actions arising from that agreement.

      9.2 Notwithstanding anything contained in the Master Lease to the contrary, as between Sublandlord and Subtenant only, all insurance proceeds or condemnation awards received by Sublandlord under the Master Lease shall be deemed to be the property of Sublandlord.

      9.3 Any notice which may or shall be given by either party hereunder shall be either delivered personally, sent by certified mail, return receipt requested, or by overnight express delivery, addressed to the party for whom it is intended, (i) at the Subleased Premises to the attention of General Counsel (if to the Subtenant), and (ii) if to Sublandlord to General Counsel, Akzo Nobel Inc., 7 Livingstone Avenue, Dobbs Ferry, NY 10522-3408, or to such other address as may have been designated in a notice given in accordance with the provisions of this Section 9.3.


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      9.4 All amounts payable hereunder by Subtenant to Sublandlord shall be payable directly to Sublandlord, as follows:

            Checks payable to:     Akzo Nobel Inc.

            Checks mailed to:      Akzo Nobel Inc.
                                   AP/AR Department
                                   300 South Riverside Plaza
                                   Chicago, IL 60606

      9.5 The provisions of Section 2.1, Article 24, Article 39 and Article 42 of the Master Lease shall not apply to this Sublease.

      9.6 Sublandlord shall deliver and Subtenant shall accept the Subleased Premises in their existing "as is" condition, as of the commencement date of this Sublease.

      9.7 Notwithstanding anything in Section 16.2 of the Master Lease to the contrary, Subtenant shall be in default of the Sublease and Sublandlord may thereupon immediately terminate the Sublease; (a) if Subtenant permits anything to be done whether by action or inaction, contrary to any of Subtenants obligations hereunder, including Subtenant's obligations to pay fixed annual rent or additional rent or other charges under this Sublease, and if such situation shall continue and shall not be remedied by Subtenant within fifteen
(15) days after Sublandlord shall have given to Subtenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of fifteen (15) days and the continuation of which for the period required for cure will not subject Sublandlord to the risk of criminal liability (as more particularly described in Article 8 of the Master Lease) or termination of the Master Lease, if Subtenant shall not, (i) within said fifteen (15) day period advise Sublandlord of Subtenant's intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said fifteen (15) day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice of Sublandlord as shall be necessary; or (b) whenever Subtenant shall abandon the demised premises (unless as a result of a casualty) and such abandonment shall continue for fifteen (15) days; or (c) whenever Subtenant shall default in the due keeping, observing or performance of any covenant, agreement, provision or condition of Article 5 of the Master Lease on the part of Subtenant to be kept, observed or performed and if such default shall continue and shall not be remedied by Subtenant within three (3) Business Days after Subtenant receives a notice specifying the same.

      9.8 In addition to any rights Sublandlord may have under the terms of the Master Lease in the event of a default of this Sublease by Subtenant as provided in Section 9.7 hereof, Sublandlord may enter upon and take possession of the Premises by force if necessary and expel or remove Subtenant and any other person who may be occupying said Premises or any part thereof, if necessary, without being liable for prosecution or any claim of damages therefore and, if Sublandlord so elects, relet the Premises on such terms as Sublandlord may deem advisable.


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      9.9 Sublandlord agrees that Subtenant shall have the right to use the
Building parking facilities pursuant to the terms of the Master Lease.

10. Signage - Subtenant shall coordinate directly with the Landlord for directory signage at Subtenant's sole cost.

11. Indemnity -

      11.1 Subtenant hereby agrees to protect, to defend, to indemnify and to hold harmless Sublandlord from and against any and all liabilities, claims, expenses, losses and damages, including, without limitation, reasonable attorney's fees and disbursements, based upon any act or omission, occurring during the term of this Sublease and which may at any time be asserted against Sublandlord by (a) the Landlord for failure of Subtenant to perform any of the covenants, agreements, terms, provisions or conditions contained in the Master Lease which by reason of the provisions of this Sublease Subtenant is obligated to perform, or (b) any person by reason of Subtenant's use and/or occupancy of the Subleased Premises or negligent or intentional acts in or about the Building. The provisions of this Section 11.1 shall survive the expiration or earlier termination of the Master Lease and/or this Sublease.

      11.2 Sublandlord hereby agrees to protect, to defend, to indemnify and to hold harmless Subtenant from and against any and all liabilities, claims, expenses, losses and damages, including, without limitation, reasonable attorney's fees and disbursements, based upon any act or omission occurring either prior to or after the term of this Sublease and which may at any time be asserted against Subtenant by (a) the Landlord for failure of Sublandlord to perform any of the covenants, agreements, terms, provisions or conditions contained in the Master Lease other than those which by reason of the provisions of this Sublease, Subtenant is obligated to perform, or (b) any person by reason of Sublandlord's use and/or occupancy of the Subleased Premises or negligent or intentional acts in or about the Building. The provisions of this Section 11.2 shall survive the expiration or earlier termination of the Master Lease and/or this Sublease.

      11.3 Subtenant in complying with its obligations to provide insurance pursuant to Article 9 of the Master Lease must provide to Sublandlord and Landlord satisfactory proof of valid insurance coverage by way of Certificates of Insurance showing Sublandlord as an additional insured to all policies, except Worker's Compensation, and further providing that, (i) such policies shall not be materially altered or cancelled except upon at least thirty (30) days prior written notice to Sublandlord, and (ii) such insurance is primary to any insurance Sublandlord may have under the Master Lease.

12. Certificates - Subtenant shall at any time and from time to time as requested by Sublandlord upon not less than ten (10) days prior written notice, execute, acknowledge and deliver to Sublandlord a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications, if any) certifying the dates to which rent and any other charges have been paid and stating whether or not, to the knowledge of the person signing the


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certificate, Sublandlord is not in default beyond any applicable grace period provided herein in performance of any of its obligations under this Sublease, and if so, specify each such default of which Subtenant may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom Sublandlord may be dealing.

13. Assignment or Subletting - Subject further to all of the rights of the Landlord under the Master Lease and the restrictions contained in the Master Lease, Subtenant shall not be entitled to assign this Sublease or to sublet all or any portion of the Subleased Premises without the prior written consent of
(i) Landlord as provided in the Master Lease and (ii) the Sublandlord, which consent of Sublandlord shall not be unreasonably withheld or delayed. However, the foregoing consent of Sublandlord shall not be required in the event Subtenant sells all or substantially all of its assets or capital stock to another entity and that successor entity has a net worth after the closing of such transaction, equal to or greater than the net worth of Subtenant prior to the closing of such transaction.

14. Captions and Definitions - Captions to the Sections in this Sublease are included for convenience only, and are not intended and shall not be deemed to modify or explain any of the terms of this Sublease.

15. Further Assurances - The parties hereto agree that each of them, upon the request of the other party, shall execute and deliver, in recordable form if necessary, such further documents, instruments or agreements and shall take such further action that may be necessary or appropriate to effectuate the purposes of this Sublease.

16. Governing Law - This Sublease shall be governed by and in all respects construed in accordance with the internal laws of the State of New York.

17. Consent of Landlord - The validity of this Sublease shall be subject to the Landlord's consent hereto pursuant to the terms of the Master Lease.

18. Entire Agreement; Waiver - This Sublease contains the entire agreement between the parties hereto and shall be binding upon and inure to the benefit of Sublandlord's respective heirs, representatives, successors and permitted assigns. Any agreement hereinafter made shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment hereof, in whole or in part, unless such agreement is in writing and signed by the parties hereto.


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      SIGNATURE PAGE TO SUBLEASE AGREEMENT DATED AS OF MAY 11, 1999


      IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the day and year first above written.

                                    "Sublandlord":

                                    Akzo Nobel CUSI, Inc.


                                    By:   /s/ Howard Goldstein
                                        -----------------------------------
                                          Howard Goldstein, Vice President



                                    "Subtenant"

                                    Interliant, Inc.


                                    By:    /s/ Leonard J. Fassler
                                        ------------------------------------
                                           Leonard J. Fassler, Co-Chairman


CONSENT OF MASTER LESSOR
Purchase Corporate Park Associates

By: ______________________________

Title: ___________________________


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

                                    EXHIBIT B

GENTLEMEN:

WE HEREBY OPEN OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR FOR THE ACCOUNT OF (INSERT NAME), LOCATED AT (INSERT ADDRESS) IN THE AGGREGATE AMOUNT OF
USD ______ (UNITED STATES DOLLARS {.............} THOUSAND 00/100) AVAILABLE BY
PAYMENT OF YOUR DRAFT(S) AT SIGHT DRAWN ON OURSELVES WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

A STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF AKZO NOBEL INC. STATING THAT:

"I HEREBY CERTIFY THAT OUR DRAFT IN THE AMOUNT OF (INSERT AMOUNT) PRESENTED TO (BANK NAME) UNDER LETTER OF CREDIT NO. (INSERT LETTER OF CREDIT NUMBER) REPRESENTS FUNDS DUE US AS (INSERT NAME) IS IN DEFAULT OF IT'S OBLIGATIONS PURSUANT TO A SUBLEASE DATED MAY ____, 1999 (THE "SUBLEASE") BETWEEN AKZO NOBEL CUSI INC. ("SUBLANDLORD") AND INTERLIENT, INC. ("SUBTENANT").

THIS IRREVOCABLE LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERSTANDING. THIS UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED, OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT OR CONTRACT REFERRED TO HEREIN.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL TERMINATE ON JULY 30, 2002.

WE HEREBY AGREE WITH YOU THAT DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS CREDIT SHALL BE DULY HONORED IF PRESENTED TOGETHER WITH DOCUMENT(S) AS SPECIFIED AND THE ORIGINAL OF THIS CREDIT, AT OUR OFFICE LOCATED AT (BANK ADDRESS) ON OR BEFORE THE ABOVE STATED EXPIRY DATE. DRAFT(S) DRAWN UNDER THIS CREDIT MUST SPECIFICALLY REFERENCE OUR CREDIT NUMBER.

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, ESTABLISHED BY THE INTERNATIONAL CHAMBER OF COMMERCE, AS IN EFFECT ON THE DATE OF ISSUANCE OF THIS CREDIT.

SINCERELY,


____________________________________
AUTHORIZED SIGNATURE OF BANK OFFICER